As filed with the Securities and Exchange Commission on November 10, 2004
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MIDWAY GAMES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2906244 (I.R.S. Employer Identification No.)
2704 West Roscoe Street, Chicago, Illinois 60618 (Address, including zip code, of registrant’s principal executive offices)

___________________________

2000 STOCK OPTION/STOCK ISSUANCE PLAN
FOR MIDWAY STUDIOS - AUSTIN INC.
(F/K/A INEVITABLE ENTERTAINMENT INC.)

(Full title of the Plan)
___________________________

Deborah K. Fulton, Esq.
Senior Vice President, Secretary and General Counsel
Midway Games Inc.
2704 West Roscoe Street
Chicago, Illinois 60618
(773) 961-2222
(Name and address, including zip code, and
telephone number, including area code, of agent for service)

Copy to:

Jeffrey N. Siegel, Esq.
Shack Siegel Katz & Flaherty P.C.
530 Fifth Avenue
New York, New York 10036
(212) 782-0700

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of Registration Fee
Common Stock, par value $.01	34,672 shares	$9.70	$336,318	$42.62

(1)	In accordance with the Third Amended and Restated Rights Agreement between the registrant and The Bank of New York, dated as of October 14, 2003, shares of the registrant’s common stock are accompanied by stock purchase rights.

(2)	This registration statement covers shares of common stock of the registrant issuable pursuant to the 2000 Stock Option/Stock Issuance Plan for Midway Studios - Austin Inc., a wholly-owned subsidiary of the registrant formerly known as Inevitable Entertainment Inc. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminable number of shares of common stock which may become issuable pursuant to the anti-dilution provisions of the plan being registered on this Form S-8.

(3)	The registration fee is computed, in accordance with Rule 457(h)(1) and Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s common stock reported on the New York Stock Exchange on November 3, 2004.

______________________________________________________________________________

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified by Part I will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, its Current Reports on Form 8-K filed on March 22, 2004, April 6, 2004, two on April 13, 2004, April 16, 2004, April 21, 2004, April 29, 2004, May 7, 2004, May 13, 2004, May 21, 2004, June 4, 2004, June 14, 2004, July 29, 2004, August 4, 2004, August 31, 2004, September 3, 2004, September 20, 2004, September 30, 2004, October 12, 2004 and November 9, 2004, and the description of its common stock and accompanying rights contained in the Third Amendment to registrant’s registration statement on Form 8-A/A (File No. 1-12367) filed on October 16, 2003 under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), including all exhibits thereto, are incorporated herein by this reference and made a part of this registration statement.

2

All documents subsequently filed by the registrant under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this registration statement and prior to the termination of the offering of the common stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of those documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

The legality of the issuance of the shares of common stock offered hereby will be passed upon for the registrant by Shack Siegel Katz & Flaherty P.C., 530 Fifth Avenue, New York, New York 10036. As of November 9, 2004, shareholders of Shack Siegel Katz & Flaherty P.C. held, in the aggregate, 1,000 shares of common stock and options to purchase 60,000 shares of common stock.

Item 6. Indemnification of Directors and Officers.

The registrant’s authority to indemnify its officers and directors is governed by the provisions of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), by the Amended and Restated Bylaws of the registrant (the “Bylaws”), by the Restated Certificate of Incorporation, as amended, of the registrant (the “Certificate of Incorporation”) and by indemnification agreements entered into with directors and officers (the “Indemnity Agreements”).

Under Section 145 of the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a “derivative action”)) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the registrant.

The Certificate of Incorporation and Bylaws provide that the registrant shall, to the fullest extent permitted by Section 145 of the DGCL, (i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and (ii) advance expenses related thereto to any and all said persons. The indemnification and advancement of expenses provided for therein shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such persons. In addition, the Certificate of Incorporation provides for the elimination of personal liability of directors of the registrant to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL, as amended and supplemented.

The Indemnity Agreements provide for the indemnification of officers and directors to the fullest extent permitted by the laws of the State of Delaware and obligate the registrant to provide the maximum protection allowed under Delaware law. In addition, the Indemnity Agreements supplement and increase that protection.

3

The registrant has purchased an insurance policy that provides coverage for losses of up to an aggregate amount of $40 million arising from claims made against the directors or officers for any actual or alleged wrongful act in their capacities as directors or officers of the registrant. The coverage only applies, however, if indemnity is not available under the provisions described above in this Item 6.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1
Specimen Certificate of Common Stock, incorporated by reference to the registrant’s registration statement on Form S-1, as amended, File No.333-11919, initially filed on September13, 1996 and effective October29, 1996 (the “Form S-1).

4.2	Amended and Restated Certificate of Incorporation of the Registrant dated October25, 1996, incorporated herein by reference to the FormS-1.
4.3
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant dated February25, 1998, incorporated herein by reference to the Registrant's Registration Statement on Form8-A/A, Amendment No.1, filed on April20, 1998.

4.4
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant dated August5, 2003, incorporated herein by reference to the Quarterly Report on Form10-Q for the quarter ended June30, 2003.

4.5
Form of Certificate of Designations of SeriesA Preferred Stock incorporated herein by reference to ExhibitA to the Third Amended and Restated Rights Agreement filed as Exhibit4.2 to the Current Report of the registrant on Form 8-K, filed October 15, 2003 (the “10/15/03 8-K”).

4.6	Third Amended and Restated Rights Agreement, dated as of October 14, 2003, between the registrant and The Bank of New York, as Rights Agent, incorporated by reference to the 10/15/03 8-K.
4.7	Certificate of Designations, Preferences and Rights of SeriesD Convertible Preferred Stock of Midway GamesInc. dated October14, 2003, incorporated herein by reference to the 10/15/03 8-K.
4.8
Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant dated February17, 2004, incorporated herein by reference to the Registrant's Registration Statement on FormS-3, File No.333-113077, initially filed on February25, 2004.

4.9	Amended and Restated By-laws of the Registrant, incorporated herein by reference to the Registrant's Registration Statement on FormS-3, File No.333-116334, filed on June10, 2004.
4.10	2000 Stock Option/Stock Issuance Plan for Midway Studios - Austin Inc. (f/k/a Inevitable Entertainment Inc.) and Form of Option Agreement
5	Opinion of Shack Siegel Katz & Flaherty P.C., counsel for registrant.
23.1	Consent of Shack Siegel Katz & Flaherty P.C. (contained in the opinion filed as Exhibit 5 hereto).
23.2	Consent of Ernst & Young LLP.
24	Power of Attorney (contained on the signature page hereof).

4

Item 9. Undertakings.

a. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

h. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on this 9th day of November, 2004.

MIDWAY GAMES INC.

Date:	By:	/s/ David F. Zucker
David F. Zucker
Chief Executive Officer

Power of Attorney

Each person whose signature to this Registration Statement appears below hereby appoints David F. Zucker, Thomas E. Powell and Deborah K. Fulton, and each of them acting singly, as his or her attorney-in-fact, to sign on his or her behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date	Title

/s/ David F. Zucker David F. Zucker	November 9, 2004	President and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas E. Powell Thomas E. Powell	November 9, 2004	Executive Vice President-Finance, Treasurer and Chief Financial Officer (Principal Financial and Principal Accounting Officer)

/s/ Harold H. Bach, Jr. Harold H. Bach, Jr.	November 9, 2004	Director

/s/ William C. Bartholomay William C. Bartholomay	November 9, 2004	Director

/s/ Joseph A. Califano, Jr. Joseph A. Califano, Jr.	November 9, 2004	Director

/s/ Kenneth D. Cron Kenneth D. Cron	November 9, 2004	Director

/s/ Shari E. Redstone Shari E. Redstone	November 9, 2004	Director

/s/ Ira S. Sheinfeld Ira S. Sheinfeld	November 9, 2004	Director

/s/ Robert N. Waxman Robert N. Waxman	November 9, 2004	Director

EXHIBIT INDEX

Exhibit No.	Description

4.1
Specimen Certificate of Common Stock, incorporated by reference to the registrant’s registration statement on Form S-1, as amended, File No.333-11919, initially filed on September13, 1996 and effective October29, 1996 (the “Form S-1).

4.2	Amended and Restated Certificate of Incorporation of the Registrant dated October25, 1996, incorporated herein by reference to the FormS-1.
4.3
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant dated February25, 1998, incorporated herein by reference to the Registrant's Registration Statement on Form8-A/A, Amendment No.1, filed on April20, 1998.

4.4
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant dated August5, 2003, incorporated herein by reference to the Quarterly Report on Form10-Q for the quarter ended June30, 2003.

4.5
Form of Certificate of Designations of SeriesA Preferred Stock incorporated herein by reference to ExhibitA to the Third Amended and Restated Rights Agreement filed as Exhibit4.2 to the Current Report of the registrant on Form 8-K, filed October 15, 2003 (the “10/15/03 8-K”).

4.6	Third Amended and Restated Rights Agreement, dated as of October 14, 2003, between the registrant and The Bank of New York, as Rights Agent, incorporated by reference to the 10/15/03 8-K.
4.7	Certificate of Designations, Preferences and Rights of SeriesD Convertible Preferred Stock of Midway GamesInc. dated October14, 2003, incorporated herein by reference to the 10/15/03 8-K.
4.8
Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant dated February17, 2004, incorporated herein by reference to the Registrant's Registration Statement on FormS-3, File No.333-113077, initially filed on February25, 2004.

4.9	Amended and Restated By-laws of the Registrant, incorporated herein by reference to the Registrant's Registration Statement on FormS-3, File No.333-116334, filed on June10, 2004.
4.10	2000 Stock Option/Stock Issuance Plan for Midway Studios - Austin Inc. (f/k/a Inevitable Entertainment Inc.) and Form of Option Agreement
5	Opinion of Shack Siegel Katz & Flaherty P.C., counsel for registrant.
23.1	Consent of Shack Siegel Katz & Flaherty P.C. (contained in the opinion filed as Exhibit 5 hereto).
23.2	Consent of Ernst & Young LLP.
24	Power of Attorney (contained on the signature page hereof).